EXHIBIT “1”

WATERSIDE CAPITAL CORPORATION

Balance Sheets

June 30, 2019 and 2018

	June 30, 2019	June 30, 2018
ASSETS
Cash	$8,993	$4,624
TOTAL ASSETS	$8,993	$4,624

LIABILITIES & EQUITY
Liabilities
Current Liabilitites
Accounts Payable	$7,308	$6,595
Convertible Note Payable - Roran, net of debt discount	161,838	63,055
Accrued Interest Payable	23,042	163,261
Judgment Payable	-	10,427,300
Total Current Liabilities	192,188	10,660,211

Total Liabilities	192,188	10,660,211

Equity
Common Stock, $1.00 par value, 10,000,000 authorized, 1,915,548 shares issued and outstanding	1,915,548	1,915,548
Additional Paid-In Capital	15,586,480	15,539,813
Accumulated Deficit	(17,685,223)	(28,110,948)
Total Equity	(183,195)	(10,655,587)
TOTAL LIABILITIES & EQUITY	$8,993	$4,624

The accompanying Notes are an integral part of these Financial Statements.

See report of Independent Registered Public Accounting Firm.

WATERSIDE CAPITAL CORPORATION

Statements of Operations

For the years ended June 30, 2019 and 2018

	June 30
	2019	2018
Expense
Administrative Expenses	$66,344	$101,309
Interest expense	92,185	39,542
Total Expense	158,529	140,851

Net Loss from Operations	(158,529)	(140,851)

Gain on Extinguishment of Debt	10,584,254	$-

Net Income (Loss)	$10,425,725	$(140,851)

Weighted Average Number of Common Shares Outstanding- Basic and Diluted	1,915,548	1,915,548
Net Income (Loss) Per Share- Basic and Diluted	$5.44	$(0.07)

The accompanying Notes are an integral part of these Financial Statements.

See report of Independent Registered Public Accounting Firm.

WATERSIDE CAPITAL CORPORATION

Statements of Stockholders’ Deficit

For the years ended June 30, 2019 and 2018

	Common Stock		Additional
	($1 Par Value)		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
Balance at June 30, 2017	1,915,548	$1,915,548	$15,479,680	$(27,970,097)	$(10,574,869)

Beneficial conversion feature	-	-	60,133	-	60,133

Net loss for the period	-	-	-	(140,851)	(140,851)

Balance at June 30, 2018	1,915,548	1,915,548	15,539,813	(28,110,948)	(10,655,587)

Beneficial conversion feature	-	-	46,667	-	46,667

Net Income for the period	-	-	-	10,425,725	10,425,725

Balance at June 30, 2019	1,915,548	$1,915,548	$15,586,480	$(17,685,223)	$(183,195)

The accompanying Notes are an integral part of these Financial Statements.

See report of Independent Registered Public Accounting Firm.

WATERSIDE CAPITAL CORPORATION

Statements of Cash Flows

For the years ended June 30, 2019 and 2018

	2019	2018

Cash Flow from Operating Activities
Net income (loss)	$10,425,725	$(140,851)
Adjustments to reconcile Net income (loss) to net cash used in operations:
Amortization of interest	75,450	23,850
Gain on Extinguishment of Debt	(10,584,254)	-
Changes in assets and liabilities
Accounts Payable	713	6,595
Accrued Interest Payable	16,735	15,692
Net cash used by operating activities	(65,631)	(94,714)

Cash flow from Financing Activities
Proceeds from convertible note payable	70,000	99,338
Net cash provided by financing activities	70,000	99,338

Net cash increase for period	4,369	4,624
Cash at beginning of period	4,624	-
Cash at end of period	$8,993	$4,624

Supplemental disclosure of non-cash financing activity

Intrinsic value of embedded beneficial conversion feature on convertible note payable	$46,667	$-

WATERSIDE CAPITAL CORPORATION

BALANCE SHEETS

As of September 30, 2019 (Unaudited) and June 30, 2019

	June 30, 2019	September 30, 2019
		(unaudited)
ASSETS
Cash	$8,993	$11,197
TOTAL ASSETS	$8,993	$11,197

LIABILITIES & EQUITY
Liabilities
Current Liabilitites
Accounts Payable	$7,308	$7,308
Convertible Note Payable - Roran, net of debt discount	161,838	184,338
Accrued Interest Payable	23,042	28,203
Total Current Liabilities	192,188	219,849

Total Liabilities	192,188	219,849

Equity
Common Stock $1.00 par value, 10,000,000 authorized, 1,915,548 shares issued and outstanding	1,915,548	1,915,548
Additional Paid-In Capital	15,586,480	15,596,480
Acccumulated Deficit	(17,685,223)	(17,720,680)
Total Equity	(183,195)	(208,652)
TOTAL LIABILITIES & EQUITY	$8,993	$11,197

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

WATERSIDE CAPITAL CORPORATION

STATEMENTS OF OPERATIONS

For the Three Months Ended September 30, 2019 and 2018

(Unaudited)

	September 30,
	2019	2018

Expense
Administrative Expenses	$12,796	$8,223
Interest expense	22,661	21,165
Total Expense	35,457	29,388

Net Loss from Operating Activities	$(35,457)	$(29,388)

Net Loss	$(35,457)	$(29,388)

Weighted Average Number of Common Shares Outstanding- Basic and Diluted	1,915,548	1,915,548
Net Income (Loss) Per Share- Basic and Diluted	$(0.02)	$(0.02)

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

WATERSIDE CAPITAL CORPORATION

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2019 and 2018 (Unaudited)

	Common Stock ($1 Par Value)		Additional
		Par	Paid-in	Accumulated
	Shares	Value	Capital	Deficit	Total
Balance at June 30, 2019	1,915,548	$1,915,548	$15,586,480	$(17,685,223)	$(183,195)

Beneficial conversion feature	-	-	10,000	-	10,000

Net loss for the period	-	-	-	(35,457)	(35,457)

Balance at September 30, 2019	1,915,548	$1,915,548	$15,596,480	$(17,720,680)	$(208,652)

	Common Stock ($1 Par Value)		Additional
		Par	Paid-in	Accumulated
	Shares	Value	Capital	Deficit	Total
Balance at June 30, 2018	1,915,548	$1,915,548	$15,539,813	$(28,110,948)	$(10,655,587)

Beneficial conversion feature	-	-	16,667	-	16,667

Net loss for the period	-	-	-	(29,388)	(29,388)

Balance at September 30, 2018	1,915,548	$1,915,548	$15,556,480	$(28,140,336)	$(10,668,308)

See the accompanying Notes, which are an integral part of these unaudited Financial Statements

WATERSIDE CAPITAL CORPORATION

STATEMENTS OF CASH FLOWS

For the Three Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
OPERATING ACTIVITIES
Net loss	$(35,457)	$(29,388)
Adjustments to reconcile Net loss to net cash used in operations:
Debt discount	17,500	15,251
Accounts payable	0	(3,750)
Accrued Interest Payable	5,161	5,913
Net cash used in Operating Activities	(12,796)	(11,974)
FINANCING ACTIVITIES
Proceeds from convertible Note payable - from Roran Capital	15,000	25,000
Net cash provided by Financing Activities	15,000	25,000
Net cash increase for period	2,204	13,026
Cash at beginning of period	8,993	4,624
Cash at end of period	$11,197	$17,650

Supplemental Non-cash Investing and Financing Activities

Intrinsic value of embedded beneficial conversion option on convertible note payable	$10,000	$16,667